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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported) - April 27, 2001


                              TXU ELECTRIC COMPANY

             (Exact name of registrant as specified in its charter)


           TEXAS                      1-11668                  75-1837355
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation)                                    Identification Number)




            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including Area Code -(214) 812-4600


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Item 5.   Other Events.

     On April 27, 2001, TXU Electric Company (the "Company") announced the following results of operations:

                                                           (Unaudited)
                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                    (In Millions, Except Ratios)

                                                       2001           2000
                                                       ----           ----

Operating Revenues                                    $1,828         $1,351
Net Income                                            $  160         $  147
Ratio of Earnings to Fixed Charges                      2.99           2.85

     Operating results for the three month periods are not necessarily indicative of the results that may be expected for a full year. Reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended by a Form 10-K/A filed on April 3, 2001, for financial information regarding the periods ended December 31, 2000. The Company intends to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, which will contain complete financial information for such quarterly period and comparative periods, with the Securities and Exchange Commission on or before May 15, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TXU ELECTRIC COMPANY


                                        By:  /s/  Laura Conn
                                           ------------------------------------
                                           Name:  Laura Conn
                                           Title: Treasurer and Assistant
                                                  Secretary
Date:  April 27, 2001